Exhibit 10.9

LEASE

THIS LEASE (this “Lease”) dated the 23rd day of April 2015, by and between CROWN MILFORD LLC, a Delaware limited liability company having an address at c/o Crown Properties, Inc., 8 Fairway Court, Upper Brookville, New York 11771 (“Landlord”) and SURGIQUEST, INC., a corporation having an address at 333 Quarry Road, Milford, CT 06460 (“Tenant”).

1.                                      DEFINTIONS. For the purposes of this Lease, the following terms shall be defined and have the meaning herein below set forth:

(a)                                 “Additional Rent” shall mean (1) Tenant’s Proportionate Share of increases in: (i) Operating Expenses, as provided in Article 7, below, and (ii) Real Estate Taxes, as provided in Article 8 below, (2) the Electrical Inclusion Amount as provided in Article 25, below, and (3) all other sums (other than Base Rent) due from Tenant to Landlord hereunder.

(b)                                 “Base Rent” shall mean the Base Rent payable by Tenant to Landlord on the rent schedule as set forth on Exhibit “D” annexed hereto and made a part hereof.

(c)                                  “Brokers” shall collectively mean Cushman & Wakefield of Connecticut, Inc., representing Landlord, and CBRE, Inc. representing Tenant.

(d)                                 “Building” shall mean the building known as 488 Wheelers Farm Road, Milford, Connecticut known as Building E, Corporate Campus 1.

(e)                          “Commencement Date” shall mean June 15, 2015.

(f)                                   “Corporate Campus 1” shall collectively mean the buildings known as 470 Wheelers Farm Road, 472 Wheelers Farm Road, 476 Wheelers Farm Road, 478 Wheelers Farm Road, and 488 Wheelers Farm Road.

(g)                                  “Expiration Date” shall mean November 30, 2020, unless sooner terminated as set forth herein.

(h)                                 “Landlord’s Work” shall mean the work and installations at the Premises to be performed by Landlord at Landlord’s sole cost and expense as set forth on Exhibit “E” annexed hereto.

(i)                                     “Premises” shall collectively mean that certain portion of rentable space located on the first (1st) floor of the Building containing approximately 3,916 rentable square feet (the “First Floor Premises”) and that certain portion of rentable space located on the second (2nd) floor of the Building containing approximately 36,626 rentable square feet (the “Second Floor

Premises”), each as more particularly shown cross-hatched on Exhibit “A” annexed hereto and made a part hereof.

(j)                                    “Property” shall mean the Building together with the plot of land upon which such Building stands, as shown on the site plan (the “Site Plan”) on Exhibit “B” annexed hereto and made a part hereof.

(k)                         “Rent Commencement Date” shall mean December 1, 2015.

(1)                                 “Security Deposit” shall mean the sum of $250,223.74, subject to possible reduction as set forth in Article 36 herein.

(m)                             “Term” shall mean the period of five (5) years and approximately six (6) months from and including the Commencement Date through and including the Expiration Date, unless sooner terminated as set forth herein.

2.                                      PREMISES. Landlord hereby leases to Tenant, upon the terms and conditions hereinafter specified, the Premises. The Premises does not include any space located outside of the Premises and Tenant shall not use the exterior of the Building or the roof for any purpose without Landlord’s express written consent which may be withheld in Landlord’s sole discretion; provided, however, notwithstanding the foregoing, Tenant shall have non-exclusive use of the loading dock which connects to the first (1st) floor of the Premises. Tenant shall have access to the Premises twenty-four (24) hours a day, three hundred sixty-five (365) days a year.

3.                                      TERM. The Term of this Lease shall commence on the Commencement Date, and end on the Expiration Date, unless the Term shall sooner terminate pursuant to the terms hereof. Tenant shall, at Landlord’s option, within ten (10) days of written request made by Landlord to Tenant, execute the certificate (the “Landlord’s Certificate”) annexed hereto as Exhibit “C” certifying the Commencement Date, the Rent Commencement Date and the Expiration Date of this Lease, provided Tenant agrees with the facts set forth in the same, and such dates shall be deemed conclusive for purposes of this Article and this Lease. Notwithstanding the foregoing, Tenant shall be permitted access to the Premises from and after the date that is four (4) weeks prior to the Commencement Date, without charge, for the purposes of installing wiring for telephone/data communication systems and for installation of any and all furniture and personal property in the Premises, provided such access does not interfere with the performance of Landlord’s Work, further provided that the parties shall reasonably cooperate to allow Tenant to access the Premises and to perform such installation, including but not limited to the implementation of phased and/or sequential construction activities in order to provide Tenant with as much pre-Commencement Date access as is practicable taking into account Landlord’s performance of the Landlord’s Work. Tenant is fully responsible at its sole cost and expense and exclusive of any tenant improvement allowance, for the installation and maintenance of the foregoing.

4.                                      USE OF PREMISES.

(a)                                 Tenant shall use the Premises only for general office purposes other related uses only. No signs of any kind shall be installed or maintained in the Premises, which shall be visible from outside the Premises. Notwithstanding the foregoing and to the extent allowed by Legal Requirements (as defined herein), Tenant shall be permitted to use the Premises for milling, including the use of a Bridgeport milling machine and/or a South Bend lathe (or similar equipment).

(b)                                 Tenant, at its expense, shall comply with all laws, orders and regulations of Federal, State and municipal authorities (collectively “Legal Requirements”) and with any direction of any public officer which shall impose any violation, order or duty upon Landlord or Tenant with respect to the particular manner of use by Tenant of the Premises to the extent that any such law, order, regulation or direction is enacted, or first becomes effective, after the Commencement Date. Tenant shall have the right to contest any such Legal Requirement, in good faith, provided that no such contest exposes Landlord to any liability, fine, penalty or expense as a result thereof and Tenant shall defend, indemnify and hold Landlord harmless from and against any such liability, fine, penalty or expense including reasonable attorneys’ fees. Landlord shall, at its cost, comply with all Legal Requirements with respect to the Premises except those relating to Tenant’s particular manner of use of the Premises. Tenant shall not do or permit to be done any act or thing upon the Premises, which will invalidate fire, general liability or other insurance policies covering the Premises.

(c)                                  Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters or other similar body or authority having jurisdiction and shall not do or permit anything to be done in or upon the Premises, or bring or keep anything therein, which is prohibited by the applicable fire department, fire marshal or any such Board of Fire Underwriters or other body or authority. In the event that Tenant’s particular manner of use of the Premises results in any increase in premiums for insurance carried by Landlord with respect to the Premises, Tenant shall pay such increase in premiums as Additional Rent, within thirty (30) days after being billed therefor by Landlord.

5.                                      RENT.

(a)                                 Each Lease Year (as hereinafter defined), Tenant shall pay to Landlord Base Rent, without setoff or deductions of any kind (except as otherwise set forth in this Lease), in equal monthly installments, in advance, on the first day of each calendar month of the Term at the address of Landlord stated above or such other place as Landlord may designate in writing from time to time, with payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement and termination of the Term. Every amount payable by Tenant to Landlord hereunder shall (except as otherwise set forth in this Lease) be paid without setoff or deductions of any kind on demand. Base Rent and Additional Rent are herein collectively called “Rent”. Any Rent not paid by Tenant within ten (10) days after its due date shall thereafter be payable with a late charge equal to five (5%) percent of the unpaid rent installment, as Additional Rent.

(b)                                 Tenant’s obligation to pay Base Rent under this Lease shall commence on the Rent Commencement Date.

(c)                                  The obligation of Tenant to pay all sums of Additional Rent shall commence on the Commencement Date of the Lease and there shall be no abatement whatsoever of the obligation of Tenant to pay such sums during any period or part of any lease year during the term of the Lease.

(d)                                 The term “Lease Year” shall mean a period of twelve (12) consecutive calendar months. The first “Lease Year” shall commence on the Commencement Date, and shall end with the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and each Lease Year shall run consecutively thereafter.

6.                                      CONDITION OF PREMISES AND DELIVERY.

(a)                                 Landlord shall deliver the Premises to Tenant in the condition which the Premises exist as of the date hereof and Tenant shall accept the Premises in a strictly “as is” condition, subject to the Substantial Completion of Landlord’s Work in accordance with Exhibit “E” attached hereto and made a part hereof. The Premises shall be delivered as follows: (i) the First Floor Premises, no later than August 1, 2015, and (ii) the Second Floor Premises, no later than the Commencement Date. Tenant acknowledges that Tenant has inspected, or been given the opportunity to inspect the Premises prior to entering into this Lease and Tenant acknowledges that Landlord has made absolutely no warranties or representations concerning the Premises, or their condition; provided, however, Landlord represents and warrants that as of the date of this Lease and the Commencement Date (i) all Building systems servicing the Premises (including without limitation HVAC, electrical, sewer, and water) shall be in good working order and condition, (ii) Landlord holds fee simple title to the Property, (iii) the roof and foundation of the Building are in good condition, leak-free, and the Building structure and doors and windows of the Building and the Premises, are in good working order; (iv) the Building is compliant with all state and municipal life/fire/safety requirements, (v) the easements, covenants and restrictions to which the Property is subject, if any, do not modify or interfere with Tenant’s rights nor increase Tenant’s obligations hereunder, (vi) the Property, the Building and the Premises shall comply with Legal Requirements, including the Americans with Disabilities Act, (vii) the Premises and the Building, including any parking areas, comply with all applicable zoning requirements, (viii) there is available to the Building a water supply and sanitary sewer service approved by all applicable governmental entities having jurisdiction, and electric, gas (if applicable) and telephone service available for Tenant’s use of the Premises to an entry point at the Premises.

(b)                                 In the event the First Floor Premises is not delivered to Tenant by August 1, 2015 with Landlord’s Work Substantially Completed (as defined herein) in accordance with Exhibit “E”, and provided Tenant has not caused any delays in Landlord’s Work, then as of the Rent Commencement Date Tenant shall be entitled to an automatic credit, against Base Rent payable under this Lease, in an amount equal to one (1) day of free rent for every one (1) day delay beyond August 1, 2015.

(c)                                  In addition to the performance of Landlord’s Work, Landlord and Tenant hereby agree that if Tenant desires to construct five (5) new offices in the Premises at any time during the Term, the parties shall share the cost of construction equally. The construction of said offices shall be performed by Landlord and shall be substantially similar to the finishes of current offices in the Premises. The construction shall include millwork, sheetrock, electrical outlets, lighting, doors, carpeting and painting. Tenant’s costs hereunder shall be deemed Additional Rent.

7.                                      INCREASE IN OPERATING EXPENSES.

(a)                                 The base year (the “Base Year”) for purposes of this Lease shall be the calendar year 2015. “Operating Expenses” shall mean the expenses incurred by Landlord in the operation, administration and maintenance of the Premises and of the “Common Areas” of the Building and the Corporate Campus 1, as applicable, other than the Premises and all other demised premises in Corporate Campus 1 designated for occupancy by tenants, in a first class manner and in accordance with sound and reasonable practices for facilities of a like kind and character in accordance with (and subject to) Exhibit “F” hereto. Subject to Exhibit F, Operating Expenses for the Common Areas shall include, without limitation, all expenses incurred by Landlord in connection with the Campus Road and sewage pump station and related equipment serving Corporate Campus 1 which, in accordance with generally accepted accounting principles consistently applied, as applied to the operation and maintenance of first-class office parks, are properly chargeable to the operation and maintenance of Corporate Campus 1. Tenant’s proportionate share of Operating Expenses for Corporate Campus 1 is 9.11% (“Tenant’s Proportionate Share Park”); Tenant’s proportionate share of Operating Expenses for the Building is 54.48% (“Tenant’s Proportionate Share Building”). (“Tenant’s Proportionate Share Park” and “Tenant’s Proportionate Share Building” are hereinafter referred to, collectively, as “Tenant’s Proportionate Shares”). Tenant’s Proportionate Shares shall also apply to Increases in Real Estate Taxes as provided in Article 8 hereof. Tenant’s Proportionate Shares shall be adjusted, as necessary, to reflect increases only in the total rentable square feet contained in Corporate Campus 1, resulting from construction of space therein, or any other cause.

(b)                                 Within one hundred twenty (120) days after the expiration of the Base Year and of each Operational Year (as hereinafter defined) (the “Statement Date”), Landlord shall furnish Tenant a written statement prepared by Landlord of the Operating Expenses incurred for such year (“Landlord’s Statement”). Tenant’s Proportionate Shares of any increase of Operating Expenses during any Operational Year over the Operating Expenses in the Base Year shall be referred to herein as the “Cost Increases”. Landlord shall retain and make available for inspection by Tenant all the records reflected in Landlord’s statement as to the Base Year and each Operational Year for a period of two hundred seventy (270) days after rendering a statement to Tenant (the “Inspection Period”), and Tenant shall be entitled, on reasonable notice, to inspect same at any time during the Inspection Period, at Landlord’s office, provided that Landlord shall have the right to change such address on notice to Tenant. In the event Tenant shall dispute Landlord’s Statement, Tenant shall, within thirty (30) days following the expiration of the Inspection Period, deliver to Landlord a statement (“Tenant’s Statement”) specifying the inaccuracies in Landlord’s Statement, with reasonable detail. If Landlord and Tenant cannot, within thirty (30) days of Landlord’s receipt of Tenant’s Statement, resolve their differences, Landlord and Tenant shall, within fifteen (15) days thereafter, agree on a reputable certified public accounting firm to undertake a review thereof and to fix, in writing, the Operating Expenses and the Cost Increases in accordance with the terms of this Lease (the “Review”) which shall be final and binding on Landlord and Tenant. The certified public accounting firm shall be charged with completion of the Review within a thirty (30) day period. Where Landlord and Tenant cannot timely agree on a reputable certified public accounting firm for the foregoing, Landlord and Tenant shall each select a member of a reputable certified public accounting firm who shall be directed to select a reputable certified public accounting firm to undertake the Review. Where the result of the Review discloses a variation in Operating Expenses from that asserted by Landlord five percent (5%) or more, the charges of the reputable certified public accounting firm shall be paid by Landlord; where the variation is less than five percent (5%), the charges of the reputable public accounting firm shall be paid by Tenant. Tenant shall pay to Landlord any amounts in dispute pending resolution in accordance with the above procedure. If any such Review reveals that Tenant’s Proportionate Shares for such period is (i) more than the amount paid for such period, Tenant shall pay to Landlord the deficiency within thirty (30) days after Tenant’s receipt of such Review, or (ii) less than the amount paid for such period, Landlord shall promptly refund the amount of such overpayment or grant a credit in Tenant’s favor toward the next installment(s) of Additional Rent, at Landlord’s sole option. Any such adjustment shall survive the expiration or earlier termination of the Term.

In the event Tenant shall not deliver to Landlord Tenant’s Statement as to any Operational Year prior to expiration of the applicable Inspection Period, Landlord’s Statement for such Operational Year shall be deemed accurate in all regards.

(c)                                  Each calendar year after the Base Year shall be referred to herein as an “Operational Year”. Commencing with the first Operational Year, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Projected Shares. Such “Projected Shares” shall be equal to Landlord’s reasonable written estimate of Tenant’s Proportionate Shares of the Cost Increases for the Operational Year. On the first day of each month of each Operational Year during the Term, Tenant shall pay to Landlord one-twelfth (1/12) of its Projected Shares of the estimated Cost Increases for such Operational Year. If Landlord’s statement after the end of an Operational Year shall indicate that Tenant’s Projected Shares exceed Tenant’s Proportionate Shares of Cost Increases, Landlord shall forthwith credit the amount of such excess against the subsequent payments of Rent due hereunder. If Landlord’s Statement shall indicate that Tenant’s Proportionate Shares of Cost Increases exceeded Tenant’s Projected Shares for the completed Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

(d)                                 Landlord’s failure to render Landlord’s Statement with respect to any Operational Year or Tax Year (as defined in Article 8 below), or Landlord’s delay in rendering said statement shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to that or any subsequent Operational Year or Tax Year. The obligations of Landlord and Tenant under this Article 7 with respect to any Additional Rent, which obligations have accrued prior to the termination of the Term, shall survive the termination of the Term.

(e)                                  Notwithstanding anything to the contrary set forth in this Article 7 or in Article 8 herein, in the event Landlord delays delivering, or fails to deliver a Landlord’s Statement or Landlord’s Tax Statement (as defined herein) timely, and if after Tenant’s receipt of such Landlord’s Statement or Landlord’s Tax Statement, Tenant determines that Tenant’s corresponding Cost Increases and/or Tax Increases (as defined herein) results in a material misstatement as compared payments made by Tenant in prior Operational Years and/or Tax Years, Tenant shall be permitted to pay to Landlord the Cost Increases or Tax Increases over a twelve (12) month period.

8.                            INCREASE IN REAL ESTATE TAXES.

(a)                                 If Real Estate Taxes (as hereinafter defined) for any Tax Year (as hereinafter defined) paid by Landlord with respect to the Common Areas or the Premises are increased, at any time or from time to time during the Term hereof over Real Estate Taxes paid by Landlord during the “Tax Base Year” as defined hereinbelow, then Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Proportionate Shares of such increase (the “Tax Increases”). A “Tax Year” shall be the period of twelve (12) consecutive calendar months commencing each July 1 during the Term and ending each June 30 during the Term. The Tax Base Year shall be the Tax Year for July 1, 2015 through June 30, 2016. Each Tax Year during the Term following the Tax Base Year is hereinafter referred to as an “Operational Tax Year”. Tenant shall pay to Landlord, commencing with the first Operational Tax Year, as Additional Rent, Tenant’s “Projected Tax Shares”. Such Projected Tax Shares shall be equal to Landlord’s reasonable written estimate of Tenant’s Proportionate Shares of the Tax Increase for each Operational Year, or portion thereof, as applicable. On the first day of each month of each Operational Tax Year during the Term, Tenant shall pay to Landlord one-twelfth (1/12) of its Projected Tax Shares for such Operational Year.

(b)                                 Within one hundred twenty (120) days after the expiration of the Tax Base Year and of each Operational Tax Year, Landlord shall furnish Tenant a written statement prepared by Landlord of the Real Estate Taxes incurred for such year, together with copies of invoices from the applicable taxing authorities and proof of payment of the same, (collectively, “Landlord’s Tax Statement”). If Landlord’s Tax Statement with respect to an Operational Tax Year shall indicate that Tenant’s Projected Tax Shares exceeded Tenant’s Proportionate Shares of the Tax Increases for such Operational Tax Year, Landlord shall forthwith credit the amount of such excess against the subsequent payments of Rent due hereunder. If Landlord’s statement shall indicate that Tenant’s Proportionate Shares of the Tax Increases exceeded Tenant’s Projected Tax Shares for such Operational Tax Year, Tenant shall forthwith pay the amount of such excess to Landlord. “Real Estate Taxes” shall mean all taxes or assessments and governmental charges, whether Federal, State or municipal, which are levied or charged against real estate attributable to Corporate Campus 1, the Building or the Premises, excluding, however: (i) federal, state, municipal or other gross receipts, unincorporated business, income or franchise taxes or any other taxes imposed upon or measured by Landlord’s income or profits, except to the extent in substitution for Real Estate Taxes, (ii) late charges, fines, interest or penalties, (iii) assessments levied directly and exclusively as a result of improvements made to other tenant space in the Building or in Corporate Campus 1, and (iv) rent tax or any other similar disposition, except to the extent in substitution for Real Estate Taxes.

9.                                      ALTERATIONS, IMPROVEMENTS, ETC.

(a)                                 All alterations, improvements or additions made by Tenant upon the Premises, except furniture, light fixtures, office equipment, or movable partitions or trade fixtures installed at the expense of Tenant, shall, at Tenant’s option, either: (i) remain the property of Tenant and Tenant shall be allowed to remove the same from the Premises in Tenant’s sole discretion; or (ii) be surrendered with the Premises as a part thereof at the termination of this Lease, without compensation to Tenant, unless Landlord, at the time that it consents to Tenant’s changes or alterations, elects to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant at Lease expiration, at Tenant’s expense, provided, however, Landlord shall not require such items to be removed unless the items involve material alterations to the structure of the Premises or to the Premises systems.

(b)                                 Tenant shall not make any alterations, installations, improvements, additions or other physical changes in or about the Premises (“Alterations”) without Landlord’s prior consent. Landlord’s consent shall not be required with regard to any nonstructural Alteration that costs less than $100,000.00 (a “Permitted Alteration”) (provided that Tenant shall notify Landlord of the same and otherwise comply with the provisions of this Article 9 with respect thereto), and Landlord shall not unreasonably withhold, condition or delay its consent to any other proposed nonstructural Alteration. Landlord shall not be responsible for any effect on the Premises systems caused by any such alterations for which Tenant does not obtain Landlord’s consent. An Alteration shall be deemed nonstructural if the Alteration (i) does not materially adversely affect any service required to be furnished by Landlord to Tenant, (ii) does not materially adversely affect the proper functioning of any Premises system, (iii) does not adversely reduce the value or utility of the Premises, (iv) does not adversely affect the certificate of occupancy for the Premises, and (v) does not modify any ceiling slab, floor slab, load-bearing column, load-bearing wall, exterior wall or exterior window, of the Premises.

(c)                                  Prior to making any Alterations (other than a Permitted Alteration), Tenant shall, to the extent applicable: (i) submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration, and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, which, in the case of non-structural Alterations, shall not be unreasonably withheld, conditioned or delayed; (ii) at Tenant’s expense, obtain all permits, approvals and certificates required by any governmental authorities; and (iii) furnish to Landlord certificates evidencing worker’s compensation policies (covering all persons to be employed by Tenant, and by Tenant’s contractors and subcontractors, in connection with such Alteration) and commercial general liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably approve, naming Landlord, and it’s designees as additional insureds. Upon completion of all Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any governmental authority and shall furnish Landlord copies thereof, together with, to the extent required by any governmental authority, the “as-built” plans and specifications (“as-built drawings”) for such Alteration, it being agreed that all filings with governmental authorities to obtain such permits, approvals and certificates shall be made at Tenants’ expense. Provided that such drawings shall be certified as correct by Tenant’s architect and satisfy the requirement of any governmental authorities to which Landlord or Tenant shall be required to submit as-built drawings, Tenant’s obligation to furnish as-built drawings to Landlord may be satisfied by the furnishing of appropriate marked “MEP” drawings, architectural drawings and/or Tenant’s contractors “shop” drawings. All Alterations (other than Permitted Alterations) shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Landlord, all applicable laws and any construction rules and regulations promulgated by Landlord from time to time. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be of a quality at least equal to the quality of the Premises, and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement.

(d)                                 If Landlord shall fail to respond to a request by Tenant to approve Tenant’s plans and specifications for any nonstructural Alteration within seven (7) business days, or within five (5) business days with respect to any resubmission of previously disapproved plans, after Landlord’s receipt thereof (provided in each instance the same shall be of a scope and scale reasonably susceptible of review in such periods, but in no event shall such review period continue for more than an additional seven (7) business days), Landlord shall be deemed to have approved such plans and specifications. Any disapproval given by Landlord shall be accompanied by a statement of the reasons for such disapproval. Landlord reserves the right, in each case within the foregoing time limits, to disapprove any plans and specifications in part, to reserve approval of items shown thereon (the “Pending Items”) pending Landlord’s review and approval of other plans and specifications for other items which may impact the Pending Items, and to condition Landlord’s approval upon Tenant making revisions to the plans and specifications or supplying additional information. In order for Landlord to be deemed to have given approval to any plans and specifications submitted (or resubmitted) by Tenant, the same must be accompanied by a notice which identifies the architect or engineer who prepared said plans and specifications, and which bears the following legend typed in bold, capital letters at the top: “IF LANDLORD SHALL FAIL TO APPROVE OR DISAPPROVE THE ENCLOSED PLANS AND SPECIFICATIONS WITHIN THE TIME PERIODS SPECIFIED IN ARTICLE 9(d) OF THE LEASE, LANDLORD SHALL BE DEEMED TO HAVE APPROVED SUCH PLANS AND SPECIFICATIONS.” Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord’s architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration proposed by Tenant shall be solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant or any other person with respect to the compliance thereof with any laws or to the adequacy, correctness or efficiency thereof or otherwise.

(e)                                  All Alterations shall be performed at Tenant’s own cost and expense, by Tenant’s contractors, subcontractors or mechanics approved (other than with respect to Permitted Alterations, for which contractor approval shall not be required) by Landlord with such approval not to be unreasonably withheld or delayed. At Tenant’s request, Landlord shall furnish Tenant with a list of at least three (3) contractors who may perform the relevant Alterations to the Premises on behalf of Tenant. If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord’s consent for such contractor unless, prior to entering into a contract with such contractor, such contractor has been removed from the list, provided, however, Landlord shall have provided written notice of such contractor having been removed from such list prior to Tenant entering into a contract with such contractor.

(f)                                   With respect to any Alteration affecting any Premises system, the Alteration shall, at Tenant’s cost and expense, be designed by Tenant’s engineer for the relevant Premises system, subject to review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, at Tenant’s cost and expense, by Landlord’s engineer. Within thirty (30) days after being billed therefor, Tenant shall reimburse Landlord, as additional rent, for the reasonable and actual expenses incurred by Landlord in connection therewith (the “Engineering Fee”).

(g)                                  Any mechanic’s lien filed against the Building or the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, shall be discharged by Tenant, at Tenant’s expense, within thirty (30) days after Tenant shall have received notice thereof, by payment or filing the bond required by law. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer at the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the maintenance or operation of the Building by Landlord, Tenant or others, or of any adjacent property owned by Landlord. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Premises immediately.

(h)                                 In addition to the Engineering Fee, Tenant shall pay to Landlord or to Landlord’s agent from time to time during the performance of any Alterations, within thirty (30) days after demand therefor and as Additional Rent, an amount equal to the reasonable out-of-pocket costs incurred by Landlord in connection with each such Alteration (the “Alteration Fee”).

(i)                                     Notwithstanding the provisions of this Article 9 or anything to the contrary herein, Tenant shall have the right to perform the Alterations described on Exhibit “I”, attached hereto and made a part hereof (the “Tenant’s Work”).

10.                               MAINTENANCE AND REPAIRS.

(a)                                 Landlord, at Landlord’s expense, agrees to keep and maintain in good condition and repair all structural components of the Building, including the foundation, the exterior walls, the interior bearing walls and the roof. Landlord shall keep and maintain in good condition and repair all utility and building equipment and systems servicing the Building and the Premises, such as heating, air conditioning, plumbing, and electric wiring, and all landscaping, driveway, parking areas and sidewalks. Landlord shall maintain the Property, the Building (and all Common Areas) and the Premises in a in a first class manner and in accordance with sound and reasonable practices for facilities of a like kind.

(b)                                 Without limitation to the generality of Article 10(a) above, the Building and the Property and the chillers and related equipment that are part of the Common HVAC

System (as defined in Exhibit “G” attached hereto), which are located within the Building, and all other parts of the Building systems which do not exclusively serve the Premises and are not located exclusively within the Premises, shall be maintained in good order and condition and repaired by Landlord, at Landlord’s expense, except to the extent resulting from the negligence or wrongful act of Tenant, its employees, agents or invitees, in which event Landlord shall maintain and repair same at Tenant’s expense and Tenant shall reimburse Landlord for the cost of same upon demand.

(c)                                  Without limitation to the generality of Article 10(a) above, Landlord’s, at Landlord’s expense, shall maintain in good order and condition and repair the interior of the Premises, including without limitation, all Premises systems exclusively serving the Premises and exclusively located within the Premises, except to the extent resulting from the negligence or wrongful act of Tenant, its employees, agents or invitees, in which event Landlord shall maintain and repair same at Tenant’s expense and Tenant shall reimburse Landlord for the cost of same upon demand. Tenant shall keep the interior of the Premises clean and orderly in accordance with Landlord’s standards for the Premises and Corporate Campus 1.

(d)                                 As used in this Article 10 the term “repair” shall include replacement when required in Landlord’s reasonable opinion.

11.                               PARKING. Parking shall be provided for use by Tenant at a surface parking area and a parking deck, which provide parking for the Premises and the Building. Tenant and its agents, employees and invitees shall have the right to use said surface parking area and parking deck, on a non-reserved basis and at no additional cost to Tenant, in common with tenants of the Building and their agents, employees, and invitees. Notwithstanding the foregoing, at all times during the term of this Lease, Tenant shall have the right to use no fewer than four (4) parking spaces for every 1,000 rentable square feet attributable to the Premises in said surface parking area and parking deck. Tenant shall also have the exclusive right to use three (3) reserved parking spaces in the lot in front of the Building, which reserved spaces shall be designated as such with appropriate signage. Following execution hereof, Landlord and Tenant shall designate the reserved parking spaces in locations that are mutually agreeable to the parties.

12.                               UTILITIES AND SERVICES.

(a)                                 Landlord shall furnish and distribute to the Premises air conditioning and heat with a system designed in accordance with Exhibit “G” hereto, as follows: Mondays through Fridays from 8:00 A.M. to 6:00 P.M. for the first (1st) floor portion of the Premises, Mondays through Fridays from 8:00 A.M. to 8:00 P.M. for the second (2nd) floor portion of the Premises, and Saturdays from 8:00 A.M. to 12:00 P.M. (except the days observed by the Federal or State governments as legal holidays). If Tenant shall require air conditioning or heat at any other time (“after-hours”), Landlord shall furnish after-hours air conditioning and heat upon twenty-four (24) hours advance notice from Tenant, and Tenant shall pay Landlord’s reasonable costs (direct and related) therefor on Landlord’s demand. The current charge for after-hours heat is $70.00 per hour and for after-hours air conditioning is $100.00 per hour, which charges are subject to revision.

(b)                                 Landlord shall supply reasonably adequate quantities of water to the Premises for ordinary lavatory and drinking purposes.

(c)                                  Landlord shall cause the Premises to be cleaned in accordance with the cleaning specifications set forth on Exhibit “H” hereto; provided that to the extent any area is used for a computer room, data processing or similar equipment (other than normal office computers) and requires additional cleaning, Tenant shall pay to Landlord the premium charged for same by Landlord’s cleaning contractor.

(d)                                 In no event shall Landlord be required to provide any security services to the Premises. Tenant shall supply such security services to the Premises as Tenant requires and at Tenant’s sole cost and expense, subject to Landlord’s prior approval, of plans, which approval shall not be unreasonably withheld, conditioned or delayed, provided that Landlord’s consent shall not be required to the extent the work is nonstructural, as defined in Article 9(b) hereof. As of the Commencement Date, Landlord shall provide card keys to Tenant for its employees at Landlord’s sole cost and expense. In the event Tenant requires additional or replacement card keys during the Term, same shall be provided by Landlord to Tenant at Tenant’s expense.

(e)                                  Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, Tenant acknowledging that any or more such services may be suspended by reason of causes beyond the reasonable control of Landlord, including accident or repairs, alterations or improvements necessary to be made for the health and safety of tenants, or by strikes or lockouts, or by operation of law. Any such interruption or discontinuance of service beyond the reasonable control of Landlord shall not be deemed an eviction or disturbance of Tenants use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, or relieve Tenant from performance of Tenant’s obligations under this Lease; provided that such interruption or discontinuance does not arise out of or in connection with the negligence or willful misconduct of Landlord or its agents, contractors or employees.

13.                               LIABILITY INSURANCE.

(a)                                 Tenant shall obtain and keep in full force and effect (i) an “all risk” insurance policy for all improvements made by Tenant to the Premises (including, without limitation, Tenant’s Work) and Tenant’s property at the Premises, and (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement. Such policies shall provide that Tenant is named as the insured. Landlord, Landlord’s managing agent and any mortgagees (whose names shall have been furnished to Tenant by Landlord) shall be named as additional insured, as their respective interests may appear with respect to the insurance required to be carried pursuant to clause (i) above, and to the extent of the named insured’s negligence with respect to the insurance required to be carried pursuant to clause (ii) above. Such policy with respect to clause (ii) above shall include a provision under which the insurer agrees to indemnify and hold Landlord, Landlord’s managing agent, Landlord’s agent and such lessors and mortgagees harmless from and against, subject to the limits of liability set forth in this Article 13(a), all cost, expense and liability arising out of or based upon, any and all claims, accidents, injuries and damages mentioned in

Article 38(c) hereof. In addition, the policy required to be carried pursuant to clause (ii) above shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any covered loss sustained, and (b) the policy shall provide that Landlord shall receive at least thirty (30) days’ written notice of any-cancellation thereof. The policy required pursuant to this Article 13 shall be for a combined single limit with respect to each occurrence in an amount of $1,000,000 (and a minimum umbrella limit of $5,000,000) for injury (or death) to personal and damage to property, which amount may be increased (not more frequently than one (1) time in every three (3) years) to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by prudent landlords of first class demised premises in New Haven County of tenants having substantially similar office or ancillary uses to those of Tenant. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers licensed to do business in the State of Connecticut, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policy holder rating of “A” and a financial rating of at least “XIII”. No failure on Tenant’s part to maintain any of the insurance required pursuant to this Article 13 shall vitiate Tenant’s liability to indemnify Landlord and all other parties named herein as additional insureds from and against all claims, damages, loss, liability and expense which would otherwise have been covered by such insurance coverage.

(b)                                 On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates or insurance, (including evidence of waiver of subrogation required pursuant to Article 13(d) hereof required to be carried by Tenant pursuant to this Article 13. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of such policy.

(c)                                  Tenant agrees that Landlord shall not be obligated to carry insurance on, and shall not be responsible for damage to any improvements made to the Premises by Tenant (including without limitation, Alterations or Tenant’s personnel property at the Premises), and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant’s business, provided that such interruption does not arise out of or in connection with the negligence or willful misconduct of Landlord or its agents, employees or contractors.

(d)                                 The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery and having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, and each party on behalf of itself and all persons claiming under or through such party by subrogation or otherwise hereby releases the other party and agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation clause or endorsements or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy.

(e)                                  Landlord represents that it currently maintains and it will continue to maintain during the Term of this Lease comprehensive property, casualty and liability insurance with respect to the Building (including full replacement coverage), and that the limits of coverage in respect of such liability insurance, in particular, will be no less than those required of Tenant hereinabove. The policies creating such insurance shall include terms that a reasonably prudent owner would maintain with respect to a building of similar size and location.

14.                               SUBORDINATION.

(a)                                 This Lease is and shall be subject and subordinate to (i) any and all mortgages now or hereafter affecting the fee title of the Property, and to any and all present and future extensions, modifications, renewals, replacements and amendments thereof, and (ii) any and all ground or underlying leases now or hereafter affecting the Property or any part thereof and to any and all extensions, modifications, renewals, replacements and amendments thereof. Such subordination shall be automatic provided that Tenant shall execute and deliver to any present or future mortgagee such documentation as shall be required by such mortgagee to confirm such subordination. Tenant will execute and deliver promptly to Landlord any certificate or instrument which Landlord, from time to time, may request for confirmation of the provisions of this Article 14.

(b)                                 If at any time prior to the expiration of the Term, any superior lease shall terminate or be terminated for any reason or any mortgagee comes into possession of the Property or the estate created by any superior lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property, or of the lessor, or of any mortgaged in possession of the Property, to attorn, from time to time, to any such owner, lessor or mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Article 14(a) hereof, and this Article 14(b) for the remainder of the Term, provided that such owner, lessor or mortgagee, or receiver caused to be appointed by any of the foregoing, as the case may be, shall then be entitled to possession of the Premises and provided further that such owner, lessor or mortgagee, as the case may be, or anyone claiming by, through or under such owner, lessor or mortgagee, as the case may be, including a purchaser at a foreclosure sale, shall not be:

(i)                                     liable for any act or omission of any prior landlord (including, without limitation, the then defaulting landlord), or

(ii)                                  subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or

(iii)                               bound by any payment of Rent which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than one (I) month in advance of the date upon which such payment was due, or

(iv)                              bound by any amendment or modification of this Lease made after the date when such mortgagee acquired its interest as mortgagee and Tenant received notice of such mortgage, or such lessor acquired its interest as lessor, as the case may be, without its consent.

(c)                                  Notwithstanding anything to the contrary set forth herein, Landlord shall obtain a subordination, non-disturbance and attornment agreement (“SNDA”) from the current holder of any existing lease, right, claim, mortgage or deed of trust against or affecting the Premises promptly after the execution and delivery of this Lease. Additionally, Landlord agrees that it shall obtain such SNDA from any mortgagees of Landlord who later come into existence at any time prior to the expiration of the term of this Lease.

15.                               CASUALTY.

(a)                                 If the Premises shall be damaged by fire or other casualty so that the damage can reasonably be repaired by Landlord within 180 days from the date of the damage (90 days for any casualty during the last year of the Term), then the damage shall be diligently repaired by and at the expense of Landlord within such 180 (or 90, as the case may be)-day period, and the Rent from the date of such damage until such repairs shall be made shall be apportioned according to the part of the Premises which is, in the reasonable business judgment of Tenant, suitable and/or accessible for its regular business operations within the Premises. Notwithstanding the foregoing, if Landlord fails to complete repairs required to be performed under this Article 15(a) within 270 days (or 90 days, in the last year of the Term) from the date of damage, Tenant shall have the right to give Landlord a notice in writing of intention to terminate this Lease, and thereupon the Term shall expire as of the date of such damage, effective the date of such notice.

(b)                                 If the Premises is damaged by fire or other casualty so that the damage cannot reasonably be repaired by Landlord within 180 days of the date of the damage (as determined by an independent architect or contractor reasonably selected by Landlord in such architect or contractor’s reasonable discretion), then in any of such events Landlord or Tenant may, within 30 days after such casualty (or in Tenant’s case not later than thirty days after receipt of the estimated restoration time from Landlord), give the other party a notice in writing of intention to terminate this Lease, and thereupon the Term shall expire, effective the date of the casualty, and Tenant shall vacate the Premises and surrender the same to Landlord within 30 days after the date of the termination notice, provided that for any casualty during the last year of the Term, the restoration period shall be 90 days, rather than 180 days. If neither party elects to terminate this Lease, the provisions of Article 15(a) shall govern, except that Landlord shall be required to diligently repair the relevant damage at the expense of Landlord within 270 days of the date of such damage.

(c)                                  Landlord shall not be liable for any damage to, or be required (under any provision of this Lease or otherwise) to repair, restore or replace, any property in the Premises, nor be liable to Tenant for damage arising from rain or snow or from the bursting, overflowing or leakage of water, steam or gas pipes or defect in the plumbing, HVAC, mechanical or electrical systems of the Premises unless and to the extent arising out of or in connection with from the negligence or willful misconduct of Landlord or its agents, employees or contractors or failure on the part of Landlord to perform its obligations under this Lease.

16.                               EMINENT DOMAIN.

(a)                                 If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or if any substantial part thereof is so acquired or condemned as to render the Premises untenantable, or so that Landlord elects not to restore the Premises then and in that event, the Term shall cease and terminate from the date of taking, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term, nor a claim to any part of an award in such proceeding, and rent shall be adjusted and paid to the date of such termination. Tenant shall, however, have the right to claim compensation for Tenant’s moving expenses and damage to Tenant’s property in the Premises provided that such claim does not reduce Landlord’s award.

(b)                                 In the event of any other condemnation of a part of the Premises or the Premises, this Lease shall remain in effect, but the Rent shall be prorated based on that portion of the Premises which remains tenantable; provided however, that if 10% or more of the Premises, shall be taken and, in the reasonable opinion of Tenant, the remainder of the Premises cannot be used for the operation of Tenant’s business in ordinary course, then Tenant may terminate this Lease by notice to Landlord within 30 days after, notice of the taking by Landlord to Tenant, under the conditions described in Article 16(a) above.

17.                               ASSIGNMENT AND SUBLETTING.

(a)                                 Tenant and its subtenants shall not assign, mortgage or encumber this Lease, nor sublease all or any part of the Premises or suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not unreasonably be withheld, conditioned or delayed. If this Lease be assigned, or if the Premises or any part thereof be sublet to or occupied by anybody other than Tenant, Landlord may, at Landlord’s option and subject to the terms and conditions below, collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupants, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

(b)                                 Except in the case of a Permitted Assignment (hereinafter defined), if Tenant wishes to assign or sublease the Premises or any part thereof, Tenant must first offer to return the Premises to Landlord (which offer shall be made in writing and shall specify the effective date of such proposed offer, which date shall be the date the Lease terminates if Landlord accepts such offer). If Landlord elects to take back the Premises it shall so notify Tenant in writing, within thirty (30) days after receipt of Tenant’s offer. If Landlord does not accept Tenant’s offer, Tenant may sublease that portion of the Premises offered to Landlord or assign this Lease, subject to Landlord’s prior written consent described in (a) above, it being understood and agreed that such consent shall still be required notwithstanding Landlord’s election not to take back such space.

(c)                                  Anything in Article 17(a) to the contrary notwithstanding, the prior written consent of Landlord shall not be required with respect to an assignment of this Lease or a sublease of part or all of the Premises (each, a “Permitted Assignment”) to an entity that, directly or indirectly, is controlled by, controls or is under common control with, Tenant, or to any entity which succeeds Tenant by merger, reorganization or consolidation or by acquisition of all or substantially all of Tenant’s stock or assets, or other restructuring of Tenant provided that the successor entity has a net worth, computed in accordance with GAAP, that is not less than the net worth of Tenant immediately prior to such transaction or as of the date hereof, whichever is lesser. For this purpose “control” shall mean either of (i) the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of a sufficient percentage of voting securities, by contract or otherwise or (ii) the direct or indirect ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other entity. In connection with any such assignment or sublease, Tenant shall give notice to Landlord at least ten (10) days prior to the transaction and shall deliver a copy of the documentation to Landlord within ten days after the execution of the assignment or sublease.

(d)                                 Tenant shall pay to Landlord as Additional Rent, within ten days after receipt of payments from a subtenant or assignee, 50% of any “profit” on a subletting or assignment, i.e., the excess of consideration of any type received by Tenant from the subtenant or assignee (less the reasonable advertising, legal, brokerage and fit-up expenses and the cost of any other concessions incurred by Tenant in connection with such assignment or subletting), over a pro rata portion of the Rent payable by Tenant hereunder.

(e)                                  Landlord shall be obligated to consent to any proposed assignment or sublease only if:

(i)                                     the proposed assignee or subtenant, in Landlord’s reasonable judgment has a business reputation and credit record and is engaged in a business as are comparable to or compatible with the standards of the existing tenants in the Park; and

(ii)                                  the proposed use of the affected portion of the Premises is permitted under the terms of this lease.

(f)                                   In no event shall Landlord be obligated to consent to any proposed assignment or sublease to any of the following entities or to an entity that intends to occupy the Premises (or portion thereof) for any of the following purposes (as applicable):

(i)                                     the operation of a bank, trust company, safe deposit business, savings and loan association or loan company;

(ii)                                  employment or recruitment agency;

(iii)                               school, college, university or educational institution, whether or not non-profit;

(iv)                              a government, governmental or quasi-governmental organization, or any agency or subdivision thereof; or

(v)                                 a tenant or subtenant of a tenant of Landlord or an occupant of the or any other Premises in the Park, or any party or entity with whom Landlord or its agents or representatives has engaged in active negotiations for a lease in the Park during the 90-day period immediately preceding the date of Tenant’s request for consent.

(g)                                  Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that Landlord may incur in connection with a proposed assignment or sublease by Tenant, its assignees or subtenants, including the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, charges paid to any mortgagee or ground lessor. Tenant shall pay Landlord’s reasonable attorneys’ fees in the amount of no less than $2,000.00 for preparation or review of documentation evidencing Landlord’s consent to an assignment or sublease.

(h)                                 No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this lease. Every assignee, including one described in paragraph (b) above, shall in the assignment instrument, assume all of the obligations of Tenant hereunder from and after the effective date of the assignment.

18.                               RIGHT OF CURE.

(a)                                 If Tenant shall default in the observance or performance of any term or covenant of this Lease, Landlord may, after thirty (30) days written notice to Tenant to cure the default and failure of Tenant to cure the same within such period, unless Tenant has commenced performance of such cure within such thirty (30)-day period and is diligently pursuing the same, or at any time thereafter without notice in event of emergency, perform the same for the account of Tenant. If Landlord makes any reasonable expenditures or incurs any obligations in connection with the foregoing right of cure, including, but not limited to, reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding against Tenant, such sums paid or obligations incurred, with interest (as provided below) and costs, shall be paid by Tenant to Landlord as Additional Rent hereunder.

(b)                                 Any Rent not paid by Tenant within ten (10) days after the due date thereof, shall thereafter be payable with interest at the rate of 3% per annum in excess of the prime or base rate of Citibank, N.A. (or its successor) in effect as of the due date, from the due date to the date of payment.

(c)                                  Cure by Landlord pursuant to this Article 18 shall not vitiate or constitute waiver by Landlord of the Tenant’s default.

19.                               QUIET ENJOYMENT AND HOLDOVER.

(a)                                 Upon Tenant paying the Rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed hereunder prior to the expiration of all applicable notice or cure periods, Tenant shall peaceably and quietly enjoy the Premises, free from any interference, molestation or acts of Landlord or of anyone claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and to any ground lease, underlying leases and mortgages as hereinbefore provided.

(b)                                 If Tenant retains possession of the Premises or any part thereof after the Expiration Date or earlier termination date without the written consent of Landlord, Tenant’s occupancy (the “Holdover Occupancy”) shall be under all of the terms and conditions of this Lease, except that (i) the tenancy shall be at will; (ii) the Base Rent for the Holdover Occupancy shall be 150% of that specified herein for the month preceding the termination for the first month following such Expiration Date or earlier termination date, and 200% of that specified herein for the month preceding the termination thereafter; and (iii) if the holdover continues for a period in excess of the sixty (60) days following the Expiration Date, Tenant shall indemnify and hold Landlord harmless for all damages sustained and liabilities incurred by Landlord, including consequential damages as a result of Tenant’s continued occupancy after the Expiration Date it being understood that the foregoing shall not be deemed a license or permission by Landlord for Tenant to holdover.

20.                               DEFAULT.

(a)                                 If (i) Tenant defaults in the payment of any installment of Rent when due and thereafter remains in default for more than ten (10) days after receiving written notice of the same; (ii) the Premises become abandoned, provided that failure to occupy, if Tenant is otherwise performing all of its other obligations under this Lease, shall not be a default under this Lease; or (iii) Tenant defaults in fulfilling any other covenant of this Lease and Tenant fails to remedy such default within thirty (30) days after written notice by Landlord to Tenant specifying the nature of such default (or if the said default cannot be completely cured or remedied within said thirty (30) day period and Tenant shall not have diligently commenced curing such default within such thirty (30) day period and shall not thereafter in good faith diligently proceed to remedy or cure such default), then Landlord may, by notice to Tenant, cancel this Lease, and this Lease and the Term hereunder shall end and expire as fully and completely as if the date of cancellation were the day herein definitely fixed for the end and expiration of this Lease and the Term hereof. Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)                                 If (i) the notice provided for in paragraph (a) above shall have been given and the Term shall expire as aforesaid, or (ii) any execution shall be issued against Tenant or any of Tenant’s property, whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, then and in any of such events; if and to the extent permitted by applicable law, Landlord may, without notice, re-enter the Premises, and dispossess Tenant and the legal representative of Tenant or other occupant of the Premises, by summary proceedings or otherwise, and remove their effects and hold the Premises as if this Lease had not been made. If and to the extent permitted by applicable law, Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end, but Tenant shall remain liable as hereinafter provided.

(c)                                  In the event Landlord shall be in or otherwise breach any of its covenants or obligations hereunder and shall remain in default for a period of thirty (30) days after Landlord’s receipt of written notice from Tenant of such default, unless the default is of such a nature that it cannot be remedied within such thirty (30) day period, in which case no Landlord’s default shall occur so long as Landlord shall have promptly commenced the remedying of the default within such thirty (30) day period and shall diligently and continuously proceed with remedying same, Tenant shall have the right cure said breach at Landlord’s expense and offset from Rent an amount equal to Tenant’s out-of-pocket costs and expenses (including attorneys’ fees) in connection with curing the default. Tenant shall document the cost of said cure and supply said documentation to Landlord.

21.                               REMEDIES OF LANDLORD. In case of any such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, (a) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or expiration, together with such reasonable expenses as Landlord may incur for counsel fees, brokerage and/or putting the Premises in such condition as Tenant is otherwise required to surrender the same; (b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant commercially reasonable-concessions of free rent; and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord any deficiency between (i) the Rent hereby reserved and/or covenanted to be paid, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term. There shall be added to such deficiency such reasonable expenses as Landlord may incur in connection with re-letting the Premises, including without limitation, counsel fees, brokerage commissions and expenses incurred in maintaining the Premises in good order and in connection with putting the Premises in such condition as Tenant is otherwise required to surrender the same. Any such Rent deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In addition, Landlord shall have the alternative of commencing suit against Tenant at any time for an amount equal to the Rent reserved for the balance of the Term less the fair and reasonable rental value of the Premises for the same period, discounted at a commercially reasonable interest rate. Landlord, at its option, may make such alterations, repairs, replacements and/or decorations in the Premises, as Landlord considers advisable for the purpose of re-letting the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. The failure of Landlord to re- let the Premises or any part thereof shall not release or affect Tenant’s liability for continued Rent or damages hereunder, nor shall Landlord in any event be liable in any way whatsoever for failure to re-let the Premises. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

22.                               LANDLORDS’ RIGHT TO ACCESS PREMISES.

(a)                                 Landlord reserves the right to enter the Premises and exhibit same at any reasonable time following reasonable notice, which notice can be, verbal, (i) to prospective mortgagees, purchasers and ground lessees and (ii) to prospective tenants at any time within the final six (6) months prior to the expiration of the Term.

(b)                                 Landlord reserves the right to have its employees and agents enter the Premises at any reasonable time following reasonable notice, which can be verbal, (and at any time in case of emergency) in order to gain access to any utility area, which utility area contains equipment and systems for the Premises, and in order to effect necessary repairs and replacements. Such agents may bring necessary tools and equipment with them and may store same within the Premises.

(c)                                  Landlord shall have the right to enter the Premises, without notice, in the event of an emergency, and Tenant, following reasonable notice, shall provide Landlord with access through Tenant’s security system for such purpose.

(d)                                 Notwithstanding the provisions of this Article 22, (i) Landlord shall use commercially reasonable efforts not to materially or unreasonably interfere with Tenant’s use or enjoyment of the Premises during Landlord’s access as permitted hereby, (ii) Landlord shall be accompanied by an agent or employee of Tenant during Landlord’s access (except in the event of an emergency, and (iii) Landlord shall not engage in or cause or permit any agent, employee or contractor to engage in any photography, videography or any other visual or audio recording of the Premises or any of the activities, equipment or other property therein without the prior express written approval of Tenant.

23.                               BROKERAGE. Landlord and Tenant each represents warrants and represents to each other that it has not had or dealt with any realtor, broker or agent in connection with the negotiations of this Lease, except for the Brokers. Landlord shall pay the commission that is due to the Brokers pursuant to a separate agreement. Landlord and Tenant shall hold each other harmless from any cost, expenses or liability (including costs of suit and attorneys’ fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof, other than a claim of the Brokers.

24.                               FORCE MAJEURE. Landlord and Tenant, respectively, shall not be in default hereunder if such party is unable to fulfill or is delayed in fulfilling any of its obligations hereunder, including, without limitation, any, obligations to supply any service hereunder, or any obligation to make repairs or replacements hereunder, if such party is prevented from fulfilling or is delayed in fulfilling such obligations by reason of fire or other casualty, strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by way or other emergency, or any other cause beyond its reasonable control. Such inability or delay by Landlord or Tenant in fulfilling any of their respective obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, covenants, conditions, limitations, provisions or agreements hereunder on its part to be performed, nor result in any abatement of Rent. Tenant shall not, however, be excused hereunder from the prompt and full payment of Rent, or the performance of any obligation under this Lease that can be satisfied with the payment of money, for any cause specified in this Article 24. Also, nothing in this Article 24 shall in any way limit Landlord’s rights under Article 18 hereof.

25.                               ELECTRICITY.

(a)                                 (i)                                     As of the Commencement Date, Landlord shall furnish electrical service to the Premises of such quality and capacity in order to provide the Premises with no fewer than five (5) watts per rentable square foot. Tenant shall pay to Landlord, as Additional Rent, electric charges (the “Electrical Inclusion Amount”) on account of Tenant’s consumption of electrical energy in the Premises the sum of $101,355.00 per annum payable in equal monthly installments of $8,446.25. The Electric Inclusion Amount is based upon Landlord’s assumption that Tenant’s initial electrical installation will not result in a total connected electrical load for lighting, and equipment will not be in excess of five (5) watts per rentable square foot of the Premises and that Tenant will, except for the purpose of office cleaning, use electrical energy only from 8:00 A.M. to 6 P.M., Monday through Friday, and 8 A.M. to 12 P.M. on Saturdays (“Normal Business Hours”). Accordingly, if Tenant’s electricity consumption exceeds such criteria, the Electric Inclusion Amount shall from time to time be equitably adjusted to reflect the resulting increase in such use. In addition, Landlord shall have the right to conduct a periodic survey of Tenant’s actual electrical usage and increase the Electric Inclusion Amount if the survey indicates the Tenant’s usage of electricity exceeds the cost of $2.50 per rentable square feet of the Premises. Landlord shall furnish a statement of Landlord’s determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within thirty (30) days, Tenant notifies Landlord that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Landlord. Tenant shall permit said consultant to have access to the Premises and Tenant’s electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Tenant unless such consultant finds that Tenant’s use does not justify an increase greater than 2.5% of the Additional Rent, in which case the fee shall be paid by Landlord. When the amount of such adjustment is so determined, Landlord and Tenant shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of such adjustment, which agreement shall be reasonably acceptable to Tenant. Any adjustment shall be effective even if such supplementary agreement (in form reasonably approved by Tenant) is not executed and delivered. Pending the determination of the adjustment, Tenant shall pay to Landlord the amount of such adjustment as specified in Landlord’s statement. Thereafter, if it is determined that Tenant has overpaid, Tenant shall receive a credit against Additional Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Additional Rent.

(ii)                                  Electricity service shall be provided to the data room located within the Premises by the public utility company supplying electricity service to the Building. Tenant’s consumption of electricity service in the Premises shall be measured by a sub-meter to be currently installed therein, and Tenant shall be responsible to pay for such consumption directly to Landlord, without any mark up or additional fee imposed by Landlord. The parties acknowledge and agree that consumption shall include all applicable taxes, surcharges, demand charges and rates, energy charges and rates, fuel adjustment charges, time of day charges and other charges, adjustments and sums payable in respect thereof as assessed by the public utility company supplying electricity hereunder. Landlord represents that there is no overlap between the floor area of the Premises covered by the Electrical Inclusion Amount and the separately metered data room.

(b)                                 If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any government authority, Tenant agrees that, where permitted by law or applicable regulations, Tenant’s Proportionate Shares of such taxes shall be reimbursed by Tenant to Landlord upon demand.

(c)                                  Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the Premises.

(d)                                 In order to ensure that such capacity is not exceeded and to avert any possible adverse effect upon the building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters, word processors, small computers, photocopy machines and similar small office machines using comparable electric current) to the Building’s electric distribution system nor make any alteration or addition to the electric system of the Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and all costs and expenses in connection therewith, including, without limitation, those for filing and supervision, shall be paid by Tenant. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Electrical Inclusion Amount by an amount which will reflect the cost to Landlord of the additional service to be furnished by Landlord, to wit: the potential additional electrical current to be made available to Tenant based upon the estimated initial total capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree on the amount of such Electrical Inclusion Amount increase, the same shall be determined by a reputable electrical consultant, to be selected by Landlord and Tenant and paid by Tenant. If Landlord and Tenant are unable to agree upon an electrical consultant, each of Landlord and Tenant shall select an electrical consultant, who will then cooperatively select a third electrical consultant to determine such increase. The parties shall then execute an agreement prepared by Landlord and reasonably acceptable to Tenant amending this Lease and setting forth the new Electrical Inclusion Amount resulting from such increase and confirming the effective date thereof, but such increase shall be effective from such date even if such agreement is not executed.

(e)                                  Notwithstanding anything to the contrary set forth in this Article 25 or elsewhere in this Lease, Landlord, as part of Landlord’s Work, shall install a three-phase electrical system which system has sufficient capacity for Tenant’s use of the Bridgeport milling machine and/or a South Bend lathe, to the extent said use is permitted as provided above.

26.                               LEASE STATUS AND NOTICE.

(a)                                 Upon ten (10) business days written request of Landlord from time to time, Tenant will execute and deliver to Landlord an instrument prepared by Landlord stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant’s actual knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the Tenant to be performed, and that, to the best of Tenant’s knowledge, as of such date no default has been declared hereunder by either party hereto and that Tenant at the time has no actual knowledge of any facts of circumstances which it might reasonably believe would give rise to a default by either party. In the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time period described hereinabove, then Landlord shall deliver a second written notice requesting execution of the certificate. If Tenant fails to deliver the executed certificate within three (3) business days following receipt of the second notice, Tenant herein unconditionally agrees that it shall be liable on demand to pay Landlord the sum of $500.00 for each day that Tenant is late in delivering the aforesaid certificate to Landlord, such sum to be as and for Landlord’s full and complete liquidated and agreed monetary damages suffered by reason of Tenant’s failure to timely deliver an estoppel certificate to Landlord.

(b)                                 Except for bills and notices sent in connection with the commencement of any legal proceeding, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease (collectively the “Notice”) shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand or overnight mail via a nationally recognized courier (against a signed receipt), or if sent by U.S. registered or certified mail (return receipt requested) addressed:

(i)                                     if to Tenant, at the Premises, with a copy to:

Wiggin & Dana

One Century Tower

265 Church Street

New Haven, Connecticut 06510

Attention: Merton G. Gollaher

(ii)                                  if to Landlord, at Landlord’s address set forth at the beginning of this Lease, with a copy to:

Platte, Klarsfeld, Levine & Lachtman, LLP

10 East 40th Street, 46th Floor

New York, New York 10016

Attention: David R. Lachtman, Esq.

or to such other address(es) as Landlord, Tenant (or any mortgagee or lessor, to the extent required) may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 26(b). Any Notice shall be deemed to have been rendered or given on the date when it shall have been delivered, or if delivery is refused, the date of such refusal.

27.                               SURRENDER OF PREMISES. At the expiration of the Term, Tenant will peacefully yield up to Landlord the Premises, broom clean, in as good order and repair as when delivered to Tenant, damage by fire, casualty and ordinary wear and tear excepted. Tenant shall be required to remove all cabling installed by Tenant in the Premises at the expiration of the Term. Any property left by Tenant in the Premises shall be deemed abandoned by Tenant. Tenant shall have the right (but not the obligation) to remove improvements undertaken and paid for by Tenant, HVAC equipment purchased and installed by Tenant and the raised floor for the computer room provided same can be accomplished without material damage to the Premises and Tenant otherwise restores the Premises as specified hereinabove.

28.                               APPURTENANCES.

(a)                                 Landlord reserves the right to make changes and alterations in the Building and the Premises, including street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable, provided that none of the same shall adversely affect Tenant’s use and enjoyment and/or access to the Premises, and further provided that changes to the Premises shall only be made to a de minimus extent and such changes shall not interfere with Tenant’s use of the Premises or reduce the size of the Premises. Neither this Lease nor any use by the Tenant of the Premises or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other demised premises with the Premises, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

(b)                                 Tenant shall be entitled to the non-exclusive use of the conference room facilities, cafeteria, fitness center, and training rooms (collectively the “Amenities”) located at Corporate Campus 1 during the Term and subject to rules and regulations adopted by Landlord with respect to such Amenities. Tenant acknowledges that at any time during the Term of this Lease, Landlord may eliminate the Amenities for the use by Tenant and all other tenants located in Corporate Campus 1 without same constituting a default by Landlord under the terms of this Lease. Landlord hereby represents that there are currently no plans to reduce or eliminate any Amenities, and Landlord shall provide ninety (90) days’ notice to Tenant before eliminating or materially reducing any Amenities.

29.                               RULES AND REGULATIONS. Tenant covenants that Tenant shall cause its employees, agents and licensees to faithfully observe and strictly comply with the rules and regulations annexed hereto and such reasonable changes therein (whether by modification, elimination or addition) as Landlord may hereafter adopt, (at any time and from time to time) as being, in the judgment of the Landlord necessary or desirable for (a) the reputation, safety, care or appearance of the Property or the preservation of good order therein, or (b) the operation or maintenance of the Premises or the equipment thereof, provided, however, such rules and regulations shall not materially increase the obligations or materially reduce the rights of Tenant hereunder and Landlord shall enforce the same uniformly as to all tenants of the Building and the Corporate Campus 1, further provided, however, that in the case of any conflict between the provisions of this Lease and such rules and regulations, the provisions of this Lease shall control.

30.                               PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM AND JURY TRIAL. Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Section 52-278e of the Connecticut General Statutes, as amended, and hereby expressly waives any and all rights which are or may be conferred upon Tenant by said Act to any notice or hearing prior to a prejudgment remedy, and by any present or future law to redeem the Premises, or to any new trial in any action or ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

31.                               MORTGAGEE PROTECTION. Tenant agrees to give any mortgagees a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has received written notice from Landlord of the identity and address of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees shall the same period of time afforded under this Lease to Landlord within which to cure such default.

32.                               INTENTIONALLY OMITTED.

33.                               SHORING. Provided the same does not materially interfere with Tenant’s use or enjoyment of and/or access to the Premises, if any excavation or construction is made adjacent to, or, with Tenant’s prior written consent, upon or within the Premises, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Premises or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent, or of a constructive or actual eviction of Tenant.

34.                               ENVIRONMENTAL REPRESENTATIONS.

(a)                                 Tenant shall, at Tenant’s expense, keep and maintain the Premises in compliance with all local, state and Federal environmental laws, ordinances and regulations, including without limitation Sections 22a-448 through 22a-457 of the Connecticut General Statutes, 42 U.S.C. Section 9601 et seq 42 U.S.C. Section 6901 et seq., 49 U.S.C. Section 1801 et seq., 15 U.S.C. Section 2601 et seq., of the United States Code, and the regulations promulgated thereunder, (all of the foregoing being referred to collectively as the “Environmental Laws”) to the extent the same apply the particular manner of use by Tenant of the Premises. During the Term, Tenant shall permit no spills, discharges, or releases as defined in the Environmental Laws, by its agents, employees or contractors in or about the Premises, the Building or Corporate Campus 1, of any hazardous, radioactive or polluting substances, including without limitation any oil or petroleum products or any chemical liquids or solids (all of the foregoing, being referred to collectively as “Hazardous Materials”), it being understood that materials and supplies used in connection with the operation of Corporate Campus 1, provided same are used and stored in commercially reasonable quantities in accordance with the Environmental Laws, shall not be deemed for purposes of this Article 34 to be Hazardous Materials. Failure of Tenant to promptly commence and diligently pursue remediation or clean up any such spill, discharge or release caused by Tenant or its agents, employees or contractors, as required under the Environmental Laws, at Tenant’s sole cost and expense, shall be a default hereunder.

(b)                                 Landlord represents and warrants that, to the best of its knowledge after due inquiry, the Building and the Premises are free of Hazardous Materials as of the Commencement Date. Landlord shall also be responsible for compliance with all Environmental Laws after the date of this Lease, and shall indemnify and hold Tenant harmless against any and all claims with respect to any violation of this Article or the Environmental Laws, except to the extent such violation is caused by Tenant, its agents, contractors or employees.

35.                               SIGNAGE.

(a)                                 Tenant shall not affix, attach or install (i) on any exterior Building window of the Premises any sign, display or other visible marking and (ii) on any interior Building window of the Premises any sign, display or other visible marking without the prior written consent of Landlord.

(b)                                 Landlord shall, at Tenant’s expense, include Tenant’s name in the tenant directory in the Building lobby.

(c)                                  Additionally, Tenant shall have the right to install (using Tenant’s proprietary artwork and branding) signage on the monument sign located outside of the Building. Tenant shall be entitled to install Building-standard signage in the lobby and the entrance to the Premises.

36.                               SECURITY DEPOSIT.

(a)                                 Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Demised Premises to Landlord herein provided. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit so deposited, Tenant, within three (3) days’ after notice from Landlord, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a default pursuant to Article 20 of this Lease. Any remaining balance of the Security Deposit not rightfully applied by Landlord pursuant to this Article 36 shall be returned to Tenant within thirty (30) days following the Expiration Date and after delivery of the entire possession of the Demised Premises to Landlord. In the event of a sale of Corporate Campus 1 or the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(b)                                 Provided that this Lease remains in full force and effect, and Tenant is not then in default under this Lease after the expiration of any applicable grace periods expressly stated in this Lease, Landlord acknowledges that upon Tenant’s written request thereto, it shall permit Tenant to reduce the sum of the Security Deposit as follows: $50,044.75 upon the conclusion of each of Lease Year 1, Lease Year 2, Lease Year 3 and Lease Year 4 This shall be implemented by Landlord reimbursing Tenant the above sums in the form of either a cash payment or credit against Base Rent, at Landlord’s sole option.

37.                               FINANCIAL STATEMENTS.. During the term of this Lease, Landlord shall have the right to request in writing, but no more than one (1) time per calendar year, and then,

only after June 1 of such calendar year, copies of Tenant’s current financial statements prepared by a certified public accountant in accordance with generally accepted accounting principles. In the event Tenant fails to deliver the financial statements within thirty (30) days after Landlord’s written request, same shall constitute a default under this Lease.

38.                               MISCELLANEOUS.

(a)                                 Landlord and Landlord’s agent have made no representations or promises with respect to the Premises, the Building or Corporate Campus 1, including the uses permitted under applicable law, except for representations herein expressly set forth.

(b)                                 Neither Landlord, nor any employee, agent of contractor of Landlord, shall be liable to Tenant, its employees, agents or contractors, (i) for any damage to or loss of any property of Tenant or such other person, irrespective of the cause of such damage or loss, or (ii) for any personal injury to Tenant or such other person from any cause; except and to the extent such damage, loss or personal injury arises out of or in connection with the negligence or willful misconduct of Landlord or its employees, agents or contractors.

(c)                                  Tenant shall defend, indemnify and hold harmless Landlord, its employees, agents, mortgagees, and contractors against and from all liabilities, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord or such other persons by reason of any of the following occurring during the Term or prior thereto when Tenant has been given access of the Premises arising out of or in connection with the negligence or willful misconduct of Tenant, its employees or agents; (i) any work or thing done in the Premises by or at the instance of Tenant, its employees or agents; (ii) any accident, injury, loss or damage to any person or property occurring in the Premises; and (iii) any failure on the part of Tenant to comply with the terms of this Lease; except and to the extent such liabilities arise out of or in connection with the negligence or willful misconduct of Landlord or its employees, agents, mortgagees, or contractors.

(d)                                 Landlord shall defend, indemnify and hold harmless Tenant, its employees, agents, and contractors against and from all liabilities, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Tenant or such other persons by reason of any of the following occurring during the Term or prior thereto arising out of or in connection with the negligence or willful misconduct of Landlord, its employees or agents; (i) any work or thing done in the Building or Corporate Campus 1 by or at the instance of Landlord, its employees or agents; (ii) any accident, injury, loss or damage to any person or property occurring in the Building or Corporate Campus 1 or upon the Property; and (iii) any failure on the part of Landlord to comply with the terms of this Lease; except and to the extent such liabilities arise out of or in connection with the negligence or willful misconduct of Tenant or its employees, agents, mortgagees, or contractors.

(e)                                  Any provision of this Lease which requires Landlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff or termination to Tenant (unless Landlord is found to have breached the terms of this

Lease), but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

(f)                                   Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in Corporate Campus 1 for the collection of a judgment in the event of a default by Landlord hereunder, and no other property or assets of Landlord or any officer, director or partner of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies.

(g)                                  The failure of either Landlord or Tenant to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as waiver or relinquishment for the future of the performance of such one or more obligations to this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission, whether of a similar nature of otherwise.

(h)                                 Corporate Campus 1 may be designated and known by any name(s) Landlord may choose, and such name or designation may be changed from time to time in Landlord’s sole discretion.

(i)                                     The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributes executors, administrators, successors and, except as otherwise provided in this Lease, their assigns. The word “Landlord” as used in this Lease means only the owner for the time being of Landlord’s interest in this Lease. In the event of any assignment of Landlord’s interest in this Lease, the assignor in each case shall no longer be liable for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed.

(j)                                    Each covenant and agreement in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant’s obligations to perform every covenant and agreement of this Lease to be performed by Tenant. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term. shall not be affected thereby.

(k)                                 This Lease shall be governed in all respects by the laws of the State of Connecticut.

(l)                                     This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Counterparts of this Lease transmitted by facsimile or electronically in portable document format (.PDF) shall have the same force and effect as hardcopy originals.

(m)                             It is understood that this Lease shall not be binding upon either party unless and until both parties have executed and delivered a fully executed copy of this Lease to the other party.

39.                               RENEWAL OPTION.

(a)                                 Provided Tenant is not in default hereunder beyond the giving of notice and expiration of applicable grace periods expressly provided for in this Lease and this Lease shall be in full force and effect, Tenant shall have the option to renew the term of the Lease (the “Renewal Option”) for an additional five (5) year term (the “Renewal Term”) provided that Tenant shall have given written notice to Landlord in accordance with Article 26 (the “Intent Letter”), which Intent Letter shall have been received by Landlord not less than nine (9) months prior to the Expiration Date. Time shall be of the essence as to the giving of the Intent Letter. If Tenant shall fail to exercise its Renewal Option by delivering the Intent Letter, in strict conformance with the terms of this Article, this provision shall be deemed deleted from this Lease and of no further force and effect and Tenant shall have no option to renew or extend the term of this Lease.

(b)                                 If Tenant shall exercise the Renewal Option in accordance with the provisions of this Article, subject to subparagraphs, (c) and (d), this Lease shall be renewed for such renewal term upon all the terms, covenants, and conditions contained in the Lease, except that (i) the Base Rent shall be the fair annual market rental value (the “Fair Market Value”) of the Premises on the last day of the Term of this Lease, determined as provided in accordance with subparagraphs (c) and (d) of this Article (and subject to annual market escalations), but in no event less than the Base Rent is effect as of the last Lease Year of the Term, and (ii) the Expiration Date shall be deemed extended accordingly. Tenant shall have no further right or option to renew this Lease or the term hereof.

(c)                                  If Tenant has fully complied with subparagraph (a) of this Article, Landlord shall furnish Tenant with its initial determination of the Fair Market Value, within forty-five (45) days of Landlord’s receipt of the Intent Letter from Tenant.

(d)                                 If Tenant shall dispute the Fair Market Value proposed by Landlord, Tenant shall give notice of such dispute within thirty (30) days after receipt of Landlord’s proposal, and if such dispute is not resolved between the parties within fifteen (15) days thereafter, Tenant shall have the right, upon written notice to Landlord delivered within the ten (10) business day period immediately following such fifteen (15) day period, to rescind its exercise of the Renewal Option and the Expiration Date and all other terms, covenants and conditions contained in the Lease shall remain unchanged. Provided Tenant shall not have rescinded the Renewal Option exercise as aforesaid, such dispute shall be settled by arbitration in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. The cost of such arbitration shall be borne equally by Landlord and Tenant, and, until finally determined, the Base Rent subsequent to the expiration of the term of this Lease or the first Renewal Term, as the case may be, shall be equal to the greater of the Fair Market Value proposed by Landlord or the Base Rent in effect on the last day of the initial term of this Lease, or the last day of the first Renewal Term, as the case may be. The determination rendered in accordance with the provisions of this subparagraph (d) shall be final and binding in fixing the Fair Market Value. If, as a result of such determination, there shall have been an overpayment in the Base Rent, Landlord shall credit the amount thereof against subsequent payments of Base

Rent. If, as a result of such determination, there shall have been a deficiency, Tenant shall pay the amount thereof to Landlord within ten (10) days after such determination.

40.                               GENERATOR. The Building contains a 30 kW backup power generator and related equipment that is operated and maintained by Landlord (collectively, the “Generator”). Throughout the Term and subject to the provisions of Article 12(e) of this Lease, Landlord, at its cost and expense, shall provide up to 30 kW (and no less than 10 kW) of continuous emergency power to the Premises at all times during which power is unavailable or otherwise not being provided by the local utility. Landlord shall periodically (but in no event less than quarterly) test the Generator, and shall maintain, repair and replace the Generator, all in accordance with all applicable Legal Requirements, including without limitation NFPA standards. Landlord shall provide all labor and material to connect the Generator to the emergency power circuits located in and serving the Premises. All costs and expenses related to such work, including without limitation engineering and design fees, permitting and inspections, shall be the sole responsibility of Landlord.

[The remainder of this page is left intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seal the year and day first above written.

LANDLORD

CROWN MILFORD LLC,

By:	Crown Milford Associates Limited Partnership,
its Managing Member

By:	Crown Milford Realty Corp.,
its General Partner

By:	/s/ Davar Rad
	Name:	Davar Rad
	Title:	President

TENANT

SURGIQUEST, INC.

By:	/s/ Kurt Azarbarzin
	Name:	Kurt Azarbarzin
	Title:	CEO

EXHIBIT “A”

PREMISES FLOOR PLAN

First Floor Premises

CR7 LLC

405 MULBERRY ROAD
MANSFIELD • CONNECTICUT • 06250
860 • 429 • 0335
PROJECT DESIGN PROJECT PLANNING
PROJECT MANAGEMENT

PROJECT:
CROWN PROPERTIES
488 BUILDING
SURGIQUEST

* These Drawings are property of CR7 LLC and Have been specifically prepared for the Owner of the Project at the Site and are not to be duplicated or used in whole or in part for any other purpose, project location, or owner without the express written consent of CR7 LLC.

* Do not scale Drawings. Written dimensions shall take precedence.

* All notes on these Drawings are typical and apply equally to all comparable conditions.

* Contractor shall verify all dimensions and relation to other work before fabrication and / or installation.

* These Drawings are to show Designer's intent only.

PROJECT NO:	DRAWN BY: KJG
DATE: 13JAN15	SCALE: 3/32" = 1'-0"
DRAWING NAME: TEST FIT	DRAWING NO: SP1.1

Second Floor Premises

CR7 LLC

405 MULBERRY ROAD
MANSFIELD • CONNECTICUT • 06250
860 • 429 • 0335

PROJECT DESIGN PROJECT PLANNING
PROJECT MANAGEMENT

PROJECT:
CROWN PROPERTIES
488 BUILDING
SURGIQUEST

- These Drawings are property of CR7 LLC and Have been specifically prepared for the Owner of the Project at the Site and are not to be duplicated or used in whole or in part for any other purpose, project location, or owner without the express written consent of CR7 LLC.
- Do not scale Drawings. Written dimensions shall take precedence.
- All notes on these Drawings are typical and apply equally to all comparable conditions.
- Contractor shall verify all dimensions and relation to other work before fabrication and / or installation.
- These Drawings are to show Designer's intent only.

PROJECT NO:	DRAWN BY: KJG
DATE: 13JAN15	SCALE: 3/32" = 1'-0"
DRAWING NAME: TEST FIT	DRAWING NO: SECOND FLR

EXHIBIT “B”

SITE PLAN

EXHIBIT “C”

LANDLORD’S CERTIFICATE

         , 2015

488 Wheelers Farm Road

Milford, Connecticut

Re:                             Lease (“Lease”) dated                  , 2015 between Crown Milford LLC, as Landlord, and                        , as Tenant, for a portion of the             (       ) floor in the building known as 488 Wheelers Farm Road, Milford, Connecticut

Gentlemen:

All capitalized terms used herein shall have the meanings set forth in the Lease. We are writing to acknowledge and confirm that the Commencement Date (as such term is defined in Article 1 of the Lease) under the Lease is              , the Rent Commencement Date (as such term is defined in Article 1 of the Lease) is               and the Expiration Date (as such term is defined in Article I of the Lease) is              .

Please sign where indicated on the bottom left-hand corner of this letter to indicate your assent to the foregoing and deliver a fully-executed duplicate original of this letter to the undersigned within ten (10) days of the date hereof.

CROWN MILFORD LLC,

By: Crown Milford Associates Limited Partnership,
its Managing Member

By: Crown Milford Realty Corp.,
its General Partner

By:
Davar Rad, President

ACCEPTED AND AGREED TO:

/s/ Kurt Azarbarzin

By:	Kurt Azarbarzin

EXHIBIT “D”

RENT SCHEDULE

Lease Year	Rent Per Square Foot	Annual Base Rent	Monthly Base Rent

1	$17.50	$552,632.50	$46,052.71

	(Based on 31,579 rsf)

2	$18.03	$569,369.37	$47,447.48

	(Based on 31,579 rsf)

3	$18.57	$752,864.94	$62,738.75

	(Based on 40,542 rsf)

4	$19.12	$775,163.04	$64,596.92

	(Based on 40,542 rsf)

5 (plus 6 months)	$19.70	$798,677.40	$66,556.45

	(Based on 40,542 rsf)

EXHIBIT “E”

LANDLORDS WORK

Landlord agrees, at its sole cost and expense, to deliver a turn-key installation of the Premises and perform certain improvements to the Premises using Building-standard finishes and materials in accordance with the punch-list and plans (collectively the “Plans”), which Plans are attached hereto as Exhibit “E-1” (collectively the “Landlord’s Work”). Landlord’s Work shall not include architectural fees, the purchase and installation of voice and data wiring and cabling and equipment thereto, the costs of which shall be borne exclusively by Tenant.

Landlord’s Work shall be performed and completed in a good and workmanlike manner, in compliance with all applicable laws, ordinances, rules, orders and regulations of federal, state, county and municipal authorities and with all directions of all public officers, and otherwise reasonably satisfactory to Tenant. Landlord agrees that it will not modify the Plans without the consent of Tenant, such consent not to be unreasonably withheld, conditioned or delayed.

“Substantial Completion” or “Substantially Complete” as used in this Lease shall mean that Landlord’s Work in the Premises is substantially completed in substantial accordance with the Plans, or the date on which Landlord’s Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant changes to the Plans during the performance of Landlord’s Work. Substantial Completion shall have occurred even though minor details of construction, decoration, and mechanical adjustments remain to be completed by Landlord, which completion shall be reasonably expected to take no longer than thirty (30) days thereafter and will not substantially interfere with Tenant’s ability to conduct its business operations in the Premises. Following Landlord’s determination of Substantial Completion, Tenant will make an inspection to determine whether the Landlord’s Work is Substantially Complete. If Tenant’s inspection discloses any item, which is not sufficiently complete in accordance with the Plans, Tenant shall prepare a punch-list and deliver same to Landlord. Landlord shall complete or correct such item no later than thirty (30) days following the Commencement Date.

Landlord warrants to Tenant that materials and equipment that are part of Landlord’s Work will be of good quality and new and that the Landlord’s Work will be free from defects not inherent in the quality expressly required or permitted in the Plans.

If, within six (6) months after the completion date of Landlord’s Work, any portion of the Landlord’s Work is found to be not in accordance with the requirements of this Lease and/or the Plans, Landlord shall correct it promptly after receipt of written notice from Tenant to do so unless Tenant has previously given Landlord an express and specific written acceptance of such condition. Tenant shall give such notice promptly after it obtains actual knowledge of the condition. If Landlord fails to correct nonconforming portions of the Landlord’s Work within a reasonable time after receipt of notice from Tenant, or fails to commence such repair within thirty (30) days after such notice, Tenant may cause the same to be corrected at Landlord’s cost and expense.

EXHIBIT “E-1”

LANDLORD’S WORK - PLANS

Install diving wall between Conf. Rooms #104 & 105
Install Door in office #118
Remove dividing wall in office #112 & Boardroom
Install wall in office #112
Install door between #164 & 165

488 WHEELERS FARMS ROAD — PUNCH LIST

Phase I	Deliver by June 1, 2015

FLOOR 2

Keep entire current condition “as is” floor plan

Only modifications are:

1.) Install dividing wall between conference rooms #104 and # 105

2.) Remove dividing wall between executive board room and office #112.

3.) Install hard wall and sound proofing material — (no door required into Boardroom)

4.) Install glass/wood door on office # 118

5.) Install door between #164 & 165

Carpet — sample material to be provided

Paint — satin finish — color of choice

ENTIRE SPACE:

Ensure all blinds are operational and in good order

Ensure all outlets are functioning

Fix any damaged ceiling tiles

Level out floor across beam

Move thermostats as needed for furniture installation

Tie circuit panel from server room into life & safety Generator

SQ to install Dual Cat 6 cabling

SQ to integrate security system as a dual card reader to work with existing. — Do not remove cameras or security fixtures.

#103 — Conf. Room —Product Demo Room

Rip up carpeting and install VCT Tile floor-.—sample material to be provided

Fill in 1” horizontal ridge in wall along stairwell wall to make flat all the way to the ceiling

#108 — Pantry -Kitchen

Replace countertops

Remove wallpaper and replace or redo walls — perhaps a backsplash

Replace sink and faucet

SQ to purchase Refrigerator

#107 - Patio

Repair bottom of doorway out to patio — appears to have water damage at bottom

Patio Furniture —to be purchased by SQ

#112 - Kurt’s office

Soundproof wall into ceiling as best as possible

Window appears to have internal leak.

Install door into Boardroom directly from office

#170 & #171 - Internal Restrooms

Replace all toilet seats

Replace partitions/dividers

Ensure all plumbing is in good working order

Overall cleaning — steam clean floors and tiles

#130 - Remove Corkboard in front of Office

#138 — VP Marketing Office

Ceiling tiles replaced — water damage appears

Copper Flashing to be removed from sliding door

#139 — Sr. Marketing Manager

Window appears to have internal leak

#148 — R&D Director Office — or Maria’s

Close off wall to lab #166

Install door on opposite wall.

#148 — Pantry - Kitchen

Replace Counter & Sink

Water leak on Ceiling tile above towards glass wall

Replace refrigerator or clean

#158 — Huddle Room

Please fix wall — due to water damage

#165 — Archives room

Install a door in doorway from #164 into #165

#102 — Living Room

Please remove white board film

SERVER ROOM

Leave as is-do not demolish

Tie circuit breaker box from server room to generator

Please ensure that AC units are in good working order.

Please remove the key card access reader hardware — leave cabling.

Install 2 cubicles from floor 1 excess inventory

UTILITY CLOSET

Please clean up a bit

RECEPTION

Replace countertop at the reception desk and carpeting as well.

GENERATOR

LL will deliver 30Kv for your back up power. LL will install the appropriate circuits to connect for your data room for Crown to complete in Phase 1

PHASE II	Deliver by Aug. 1, 2015

FLOOR 1

VCT Tile all floors

Take Wall down as per drawing

Install door into space from Loading Dock as per drawing

Keep 2 Cubes in reception

Take 1 long cube with two uppers and move to floor 2 server room

VCT — sample material to be provided

Paint — satin finish — color of choice

PHASE III	Deliver by on or before Aug 1, 2015

Bridgeport Miller & South Bend Lathe

240V 30 AMP

3 phase

Structural Engineer to evaluate load and floor to accept equipment

EXHIBIT “F”

OPERATING EXPENSES

Operating Expenses shall mean all costs and expenses paid or incurred by Landlord or on Landlord’s behalf in respect of the repair, maintenance or operation of the Premises and of the Common Areas and the curbs, sidewalks, plazas and other appurtenances adjoining the same, including, without limitation, the costs and expenses which belong within any one or more of the following categories:

1.             salaries, wages, medical, surgical, insurance (including group life and disability), union and general welfare benefits and pension payments of employees engaged in the repair, operation or maintenance of the Premises, the Building and the Property up to and including the level of Property manager;

2.             payroll taxes, workers’ compensation, uniforms and related expenses for employees;

3.             the cost of painting and the cost of interior and exterior common area landscaping maintenance;

4.             premiums and other charges for rent, casualty, boiler, sprinkler, plate-glass, liability, fidelity and any other insurance Landlord maintains or is required to maintain by this Lease or any mortgagee or ground lessor with regard to the Premises, the Building or the Property or the maintenance or operation thereof,

5.             the cost of all supplies (including, without limitation, cleaning supplies), hand tools and other materials used in the repair, maintenance or operation of the Premises, the Building or the Property, and sales and other taxes thereon;

6.             the depreciation for, or the rental cost or value (including all applicable sales taxes) of all movable equipment used in the repair, maintenance or operation of the Premises, the Building or the Property;

7.             Intentionally omitted;

8.             the cost of all charges for window and other cleaning, janitorial and security services;

9.             charges of independent contractors performing services, or supplying labor or materials, for the Premises, the Building or the Property;

10.          whether or not capitalized under generally accepted accounting principles, the cost of repairs and the cost of replacements made in connection with repairs of cables, fans, pumps, boilers, cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment, provided, however, that to the extent such costs are deemed capital expenses in accordance with generally accepted accounting principles (“GAAP”) then the cost thereof shall be amortized with interest at the prime or base rate, from time to time, of the Citibank, NA, New York, NY or its corporate successor, over such item’s on a straight line basis over such item’s useful life in accordance with GAAP (“Straight Line Useful Life”);

11.          whether or not capitalized under generally accepted accounting principles, costs for alterations and improvements to the Premises, the Building or the Property made by reason of the laws and requirements of any governmental authorities enacted on or after the Commencement Date, provided, however, that to the extent such costs are deemed capital expenses under GAAP, such costs shall be amortized, with interest at the prime or base rate, from time to time, of the Citibank, NA, New York, NY or its corporate successor, over such items Straight Line Useful Life;

12.          (a) management fees paid to a third party, or (b) if Landlord shall employ a managing agent that is an affiliate of Landlord, only such portion of the management fees that shall not be in excess other than market rate for management fees of first class office Premises in New Haven County, or (iii) if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then market rate for management fees of first class office property in New Haven County;

13.          whether or not capitalized under GAAP, the costs of improvements, equipment or machinery installed for the purpose of reducing energy consumption or reducing other Operating Expenses, but only to the extent of such reductions; provided, however, that to the extent such costs are deemed capital expenses under GAAP, such costs shall be amortized, with interest at the prime or base rate, from time to time, of the Citibank, NA, New York, NY, or its corporate successor, over such items Straight Life Useful Life;

14.          legal, accounting and other professional fees incurred in connection with the operation, maintenance or management of the Premises, the Building or the Property;

15.          water and sewer charges for which Landlord is not reimbursed by Tenant pursuant to this Lease or required to be paid for directly by other tenants (other than pursuant to this Article);

16.          the cost of all charges for gas, oil, steam, heat ventilation, water and other utilities (including without limitation costs of electricity to the extent not paid for by Tenant pursuant to Section 12(c) of the Lease or required to be paid for directly by other tenants), including air conditioning, furnished to the Premises, together with any taxes or other impositions imposed with regard to such utilities.

17.          the cost, as amortized by Landlord (in accordance with generally accepted accounting principles), with interest at the prime or base rate, from time to time, of the Chase Manhattan Bank, New York, NY, or its corporate successor, of any capital expenses (excluding the construction of additional space or floors in the Building) incurred by Landlord in the prudent operation, maintenance and replacement of the Premises and the Property; provided, such costs shall be amortized, with interest at the prime or base rate, from time to time, of the Citibank, NA, New York, NY, or its corporate successor, over such items Straight Life Useful Life;

18.          all other charges property allocable to the repair, operation or maintenance of the Premises, the Building and the Property in accordance with real estate accounting practices customarily used in New Haven County.

Operating Expenses shall be net of rebates, credits and similar item of which Landlord receives the benefit.

There shall also be excluded from Operating Expenses costs incurred in connection with the construction of the balance of Corporate Campus 1, including without limitation construction-related maintenance costs for the Campus Road.

In determining the amount of Operating Expenses for the Base Year and for any subsequent year (i) if less than 95% of the Building or the Corporate Campus 1 shall have been occupied by tenants at any time during the year, Operating Expenses shall be increased to an amount equal to the like Operating Expense which would normally be expected to be incurred, had such occupancy been 95% during the entire period, or (ii) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to Tenant, because Tenant (by mutual agreement of the parties) has undertaken to perform such work or service in lieu of the performance thereof by Landlord, or otherwise to less than 95% of the rentable square footage of the Building or the Corporate Campus 1, Operating Expenses shall be deemed for the purposes of this Section to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant or otherwise to 95% of the rentable square footage of the Building or the Corporate Campus 1. Similarly, Operating Expenses for the Campus Road and the sewage pump station and related equipment shall be increased in the Base Year and subsequent expense years for estimated 95% occupancy of Corporate Campus 1, based upon rentable square feet of aggregate office space. In effecting any such increase in Operating Expenses for 95% occupancy, Landlord shall adjust only the variable expenses, not the fixed expense components of Operating Expenses, and shall utilize a consistent formula or shall make equitable adjustments if Landlord changes the formula from time to time.

Notwithstanding the foregoing or anything to the contrary in this Lease, the following expenses are excluded from Operating Expenses:

(i)            depreciation and amortization;

(ii)           expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building or the Corporate Campus 1;

(iii)          expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

(iv)          expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures;

(v)           expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Building or Corporate Campus 1;

(vi)          interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

(vii)         intentionally omitted;

(viii)        intentionally omitted;

(ix)          expenses for the replacement of any item covered under warranty;

(x)           cost to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Operating Expenses;

(xi)          cost of repairs necessitated by Landlord’s negligence or willful misconduct, or of correcting any latent defects or original design defects in the Building or Corporate Campus I construction, materials, or equipment;

(xii)         expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property, or third parties;

(xiii)        expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building or Corporate Campus 1;

(xiv)        a property management fee for the Building or Corporate Campus 1 in excess of three percent (3%) of the gross rents of the Building or Corporate Campus 1 exclusive of taxes, utilities, capital expenditures, tenant reimbursements and ancillary income from other tenants (e.g., income from antennae, or satellite dishes, paid parking, security deposits and interest thereon, etc.) applicable to the Building or Corporate Campus I for the relevant calendar year;

(xv)         salaries of (a) employees above the grade of building superintendent or building manager, and (b) that portion of employee expenses for employees whose time is not spent directly and solely in the operation of the Building or Corporate Campus 1;

(xvi)        Landlord’s general corporate overhead and administrative expenses except if it is solely for the Building or Building Campus 1;

(xvii)       business interruption insurance or rental value insurance;

(xviii)      expenses incurred by Landlord in order to comply with laws and environmental obligations enacted prior to the Commencement Date;

(xix)        reserves;

(xx)         fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided;

(xxi)        intentionally omitted;

(xxii)       any additional operating expenses incurred by Landlord relative to any declaration of covenants or restrictions to which the Property may be subject;

(xxiii)      HVAC modification and replacement obligations necessary to comply with any Clean Air Act requirements and any Environmental Protection Agency regulations requirements, including ASHRAE standards, for the following: maintenance, fresh air, chlorofluorocarbons and hydrochlorofluorocarbons;

(xxiv)     any warranty or corrective work performed pursuant to Exhibit E to the Lease; and

(xxv)      other items not commercially reasonable or not customarily included as operating expenses for similar buildings.

EXHIBIT “G”

HVAC PERFORMANCE CRITERIA

(A)          Provide heating from October through April, ventilating and air conditioning from May through September, combining perimeter hot water distribution and a variable air volume distribution system.

(B)          The HVAC system for the Premises shall provide approximately the following basic design conditions:

1.             In Winter, 68 degrees F minimum interior temperature with the control range of 2 degrees when outside conditions are 0 degrees F.

2.             In summer, 78 degrees maximum F.D.B. with control range of 2 degrees when outside conditions are 95 degrees F. dry bulb and 75 degrees F. wet bulb.

(C)          The above criteria are based on a standard electrical load, including lighting, not to exceed 5 watts per square foot for lighting and general receptacles in any one room or area, and occupancy of one person per 250 square feet of usable area.

(D)          Concentrated loads beyond stated and/or 24 hour operation will require the addition of secondary systems.

(E)           The aforesaid temperature performance criteria are an approximation and Landlord shall have no liability to Tenant in the event Landlord is unable to meet the aforesaid specifications

EXHIBIT “H”

CLEANING SPECIFICATIONS

Premises

Nightly

Empty all waste receptacles and place for disposal (changing liners as necessary)

Clean and sanitize drinking fountains

Vacuum traffic areas of carpeting, spot check offices

Wash entrance door glass and remove fingerprints from frames

General dusting of all lobby furnishings (excluding plants)

Remove spills and marks from carpeting, to the extent possible

Check and clean conference rooms as needed

Cleaning of Bathrooms in the Premises

Weekly

Dust all ledges within reach of average person

General dusting of all office furnishings

Dust all picture frames, charts and vertical surfaces of office furniture

Vacuum and edge all carpeted areas completely

Monthly

Clean and polish tops of wood furniture that is accessible

Dust Venetian blinds

Quarterly

High dust all file cabinets, shelves, etc.

Vacuum upholstered furniture

Semi-Annually

Strip and apply finish to composition tile floors

Clean all air diffusers and vacuum adjacent ceilings

EXHIBIT “I”

TENANT’S WORK